EXHIBIT 11


                    TEL-SAVE HOLDINGS, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)

                                                                                    FOR THE THREE MONTHS
                                                                                       ENDED MARCH 31,
                                                                            ---------------------------------
                                                                                 1998                  1997
-------------------------------------------------------------------------------------------------------------
Net income (loss)                                                              $(41,795)            $  5,430
                                                                               =========            ========

BASIC

Weighted average common shares outstanding - Basic:                              64,153               62,429
                                                                               ========             ========

Net income (loss) per share - Basic                                            $   (.65)            $    .09
                                                                               =========            ========

DILUTED

Weighted average common and common equivalent shares outstanding - Diluted:

Weighted average shares                                                          64,153               62,429
Weighted average equivalent shares                                                    -                3,410
                                                                               --------             --------
Weighted average common and common equivalent shares -Diluted                  $ 64,153               65,839
                                                                               ========             ========

Net income (loss) per share - Diluted                                          $   (.65)            $    .08
                                                                               =========            ========